Exhibit 10.2

FIRST MERCHANTS CORPORATION

2019 EMPLOYEE STOCK PURCHASE PLAN

I. INTRODUCTION

The First Merchants Corporation 2019 Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of First Merchants Corporation (the “Company”) on February 28, 2019, subject to approval of the Company’s shareholders at their annual meeting on May 9, 2019. The effective date of the Plan shall be July 1, 2019, if it is approved by the shareholders. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries a convenient opportunity to purchase shares of common stock of the Company through quarterly offerings financed by the use of payroll deductions. As used in this Plan, “subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

The Plan shall continue until all the stock allocated to it has been purchased or until June 30, 2024, whichever is earlier; provided, however, the Board may terminate the Plan at any time or make such amendment(s) to the Plan as it may deem advisable. No such amendment may be made without the approval of the Company’s shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan (except as permitted under Section III); (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). It is the Company’s intention to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

II. ADMINISTRATION

The Plan is administered by the Compensation and Human Resources Committee (the “Committee”), which consists of two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are “non-employee directors,” as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal office. The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

III. STOCK SUBJECT TO THE PLAN

An aggregate of 1,000,000 shares of common stock, without par value, of the Company (the “Common Stock”) is available for purchase under the Plan. Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of Common Stock. In the event of any change in the Common Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan and the price of the current offering. If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of Common Stock shall be issued or sold under the Plan.

IV. ELIGIBILITY

All employees of the Company and such of its subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan. No employee shall be eligible to participate in an offering until the first day of the calendar quarter after he or she has completed an “introductory period,” as described in the Company’s Employee Handbook (generally, ninety (90) calendar days of employment). No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns or is considered to own (within the meaning of Code Section 424(d)) stock, including outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company.

V. OFFERING PERIODS

The Plan shall be implemented by a series of consecutive three (3) – month offering periods, with each new offering period commencing on the first day of each calendar quarter (beginning July 1, 2019), or at such other time or times as may be determined by the Committee (the “Offering Date”), and ending on the last trading day of each calendar quarter, or at such other time or times as may be determined by the Committee (the “Purchase Date”). The Plan shall continue until terminated in accordance with Section I. Subject to the provisions concerning termination in Section I, the Committee shall have the power to change the duration and/or frequency of offering periods with respect to future offerings and shall use reasonable efforts to notify employees of any such change at least five (5) days prior to the scheduled beginning of the first offering period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its Offering Date.

VI. PARTICIPATION, PAYROLL DEDUCTIONS

An eligible employee may participate in an offering by authorizing a payroll deduction for such purpose in whole dollar amounts at any time prior to the Offering Date for such offering. The Committee may at any time, prior to the Offering Date for an offering, establish a maximum percentage of a participating employee’s compensation that he or she may apply to the purchase of Common Stock with respect to that and/or future offerings under the Plan. The Committee may at any time suspend an offering if required by law or determined by the Committee to be in the Company’s best interests.

The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Interest shall accrue on or be payable to participating employees with respect to such payroll deductions, at the rate determined from time to time by Human Resources, unless the Committee determines that the accounts shall not earn interest.

Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of Common Stock purchased therewith following the Purchase Date for each offering.

Subject to such limitations, if any, prescribed by the Committee from time to time and such rules and procedures established by Human Resources, a participating employee may during or following an offering period prospectively increase or decrease his or her rate of payroll deductions or discontinue payroll deductions and withdraw the entire balance of his or her payroll deduction account, if any, and thereby withdraw from participation in an offering. Such withdrawal shall not have any effect upon the employee’s eligibility to elect to participate in any succeeding offering. Under the initial rules established by the Committee, payroll deductions may be increased or decreased only as of a quarterly Offering Date, by filing a new payroll deduction authorization with Human Resources at least ten (10) days prior to the Offering Date. Under such initial rules, any request to withdraw from an offering may be submitted to Human Resources at any time during the offering period. An election by a participating employee not to participate in a future offering must be received by Human Resources prior to the Offering Date for such offering. In the event of a participating employee’s retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee’s payroll deduction account, if any, shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).

If a participating employee has not changed the rate of his or her payroll deductions, discontinued payroll deductions, or elected not to participate in a future offering in accordance with the rules and procedures set forth in the immediately preceding paragraph, his or her payroll deductions shall continue at the originally elected rate throughout the offering period and future offering periods unless reduced to reflect a change by the Committee in the maximum permissible rate. Such employee shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof during each such future offering period.

VII. PURCHASE, LIMITATIONS, PRICE

Each employee participating in any offering under the Plan shall be granted an option, as of the Offering Date, for as many full shares of Common Stock as the amount of his or her payroll deduction account can purchase as of the Purchase Date for such offering at the price determined in accordance with the third paragraph of this Section (the “Purchase Price”). No employee may be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 in Fair Market Value of such Common Stock (determined at the time the option is granted) for each calendar year in which any option granted to the employee is outstanding at any time. “Fair Market Value” of a share of Common Stock on a given date is defined as the closing price of a share on such date, or if no sale took place, the closing price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on the NASDAQ stock market or national securities exchange on which the Common Stock of the Company is listed on such date. If the Common Stock of the Company isn’t listed on NASDAQ or any other national securities exchange on such date, “Fair Market Value” is defined as the fair market value of a share on such date as determined in good faith by the Committee.

As of the Purchase Date for each offering, the payroll deduction account of each participating employee (except those who have withdrawn from participation in the offering as provided in Section VI) shall be totaled. If such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock that can be purchased at the Purchase Price with such funds. Such employee’s account will be charged for the amount of the purchase and the employee’s book entry stock account will be credited with the number of shares of Common Stock purchased. No fractional shares of Common Stock may be purchased under the Plan. Any balance remaining in a participating employee’s payroll deduction account at the end of an offering period after the purchase of Common Stock shall be held in such account and applied to the purchase of shares of Common Stock under the next offering under the Plan, unless such employee withdraws from, elects not to participate in, or is not eligible to participate in the next offering, in which case the balance in the employee’s payroll deduction account, if any, shall be paid to the employee.

The Committee shall determine the Purchase Price of the shares of Common Stock which are to be sold under each offering, which price (so long as the Common Stock of the Company is listed on NASDAQ or another national securities exchange) shall be equal to eighty-five percent (85%) of the average of the closing prices for the Common Stock on each trading day during the offering period, as reported by NASDAQ (or the national securities exchange on which the Common Stock of the Company is listed during the offering period); provided, however, in no event shall such Purchase Price be less than the lesser of (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date, or (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date.

VIII. STOCK ACCOUNTS, TRANSFER OF INTERESTS

Shares of Common Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in each participating employee’s name. Each participating employee will be the beneficial owner of the Common Stock purchased under the Plan and credited to his or her stock account, and he or she will have all rights of beneficial ownership in such Common Stock. The Company or its nominee will retain custody of the Common Stock purchased under the Plan until specifically requested in writing by the participating employee to be sold, transferred or delivered. A participating employee may request that a stock certificate, representing all or part of the shares of Common Stock credited to his or her stock account, be issued and delivered to the participating employee at any time.

No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee or the employee’s guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of shares of Common Stock issued under the Plan.

Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.

Beneficial ownership of the shares of Common Stock purchased under the Plan may be held only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. A participating employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may hold shares in the employee’s name as tenant in common with a member of his or her family, without right of survivorship.

* * * * *

Approved and adopted by the shareholders of First Merchants Corporation on May 9, 2019.

4